UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

NEW ENGLAND BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-51589	04-3693643
(State or other Jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

855 Enfield Street, Enfield, Connecticut 06082
(Address of principal executive offices)

 (860) 253-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2011, the Board of Directors of New England Bancshares, Inc. (the “Company”) amended Article II, Sections 3(a), 3(b) and 7 of the Company’s Bylaws (the “Bylaw Amendments”).

Article II, Section 3(a) of the Company’s Bylaws restricts the service of directors after reaching the age of 70.  This section of the Bylaws was amended to exempt from such age restriction any director that was serving as a director on December 12, 2003.

Article II, Section 3(b) of the Company’s Bylaws was amended to replace the definition of “representative of a company” provided in Section 10 of the Home Owners’ Loan Act, to the definition of such term provided in the 12 C.F.R §212.2(n)(2010) of the regulations of the Board of Governors of the Federal Reserve System.

Article II, Section 7 of the Company’s Bylaws was amended to clarify that any required notices to directors, and waivers of such required notices, may be provided by electronic means.

The foregoing descriptions of the Bylaw Amendments are qualified in their entirety by reference to the Company’s Bylaws that are attached as Exhibit 3.2 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.03.

Item 9.01                      Financial Statements and Exhibits

             (d)                          Exhibits.

             Exhibit 3.2                      Amended and Restated Bylaws of New England Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           NEW ENGLAND BANCSHARES, INC.

DATE: December 14, 2011                                                                           By:/s/ David J. O’Connor
                                  David J. O’Connor
                                                                                                  President and Chief Executive Officer